                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      June 16, 1998
                                                 -----------------------------


                     Data Processing Resources Corporation
                     -------------------------------------
            (Exact name of registrant as specified in its charter)



      California                  0-27612                   95-3931443
-------------------------------------------------------------------------------
   (State or other              (Commission              (I.R.S. Employer
     jurisdiction                File Number)            Identification No.)
   of incorporation)


4400 MacArthur Boulevard, Suite 600, Newport Beach, California         92660
-------------------------------------------------------------------------------
           (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code   (714) 553-1102
                                                   ----------------


                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On June 16, 1998, Data Processing Resources Corporation ("DPRC") and DPRC Acquisition Corp., a wholly owned subsidiary of DPRC ("Merger Sub"), entered into an Agreement and Plan of Merger, dated June 16, 1998, by and among DPRC, Merger Sub, Systems & Programming Consultants, Inc. ("SPC") and certain shareholders of SPC (the "Merger Agreement"). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into SPC and each share of SPC common stock will be converted into shares of DPRC common stock (the "Merger") in accordance with an exchange ratio (the "Exchange Ratio") based on the total consideration to be delivered with respect to the Merger. In addition, in connection with the Merger, DPRC will assume SPC's existing stock option plan. Such plan has outstanding certain stock options to purchase shares of SPC common stock which, following the Merger, will be exerciseable for shares of DPRC stock of equivalent value, as determined by the Exchange Ratio. All of such stock options are fully vested and exercisable at a price substantially below the market value of DPRC common stock. Following the Merger, SPC will be a wholly-owned subsidiary of DPRC.

The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC common stock valued at $87.5 million less deductions for certain payments and liabilities to be assumed by DPRC. The total number of shares of DPRC common stock anticipated to be issued in connection with the Merger is estimated to be between 2.7 million and 3.0 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the stock options under the stock option plan being assumed by DPRC.

The Merger will require the approval of the shareholders of DPRC and SPC and is subject to other customary closing conditions. The Merger is expected to be consummated in the third calendar quarter of 1998; however, no assurance can be given that the consummation of the Merger will occur or will occur on this timetable. DPRC expects to account for the Merger as a pooling of interests.

A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             99.1 Agreement and Plan of Merger, dated June 16, 1998, by and among DPRC, Merger Sub, SPC and certain shareholders of SPC.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DATA PROCESSING RESOURCES CORPORATION
                                         (Registrant)



Dated: June 17, 1998                By:  /s/ Michael A. Piraino
                                         --------------------------------------
                                         Michael A. Piraino
                                         Executive Vice President and Secretary

                     DATA PROCESSING RESOURCES CORPORATION
                               INDEX TO EXHIBITS

                                                                         Page
 Number                 Description of Exhibit                          Number
  99.1     Agreement and Plan of Merger, dated June 16, 1998, by
           and among DPRC, Merger Sub, SPC and certain shareholders
           of SPC.
